Tennant Company

Conflict Minerals Report

For the Year Ended December 31, 2023
Introduction
This report for the year ended December 31, 2023 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite or their derivatives, which are limited to tin, tantalum and tungsten (together with gold, “3TG”). These requirements apply to registrants whatever the geographic origin of the 3TG and whether they fund armed conflict.
Company Overview
This report has been prepared by management of Tennant Company, a Minnesota corporation (herein referred to as “Tennant,” the “Company,” “we,” “us” or “our”). The information includes the activities of all subsidiaries that are required to be consolidated.
The Company offers products and solutions consisting of manual and mechanized cleaning equipment for both industrial and commercial use, detergent-free and other sustainable cleaning technologies, aftermarket parts and consumables, equipment maintenance and repair services, and business solutions such as financing, rental and leasing programs, and machine-to-machine asset management solutions. The Company is committed to developing cleaning technologies, including autonomous solutions, which increase cleaning productivity. We have strong brand presence in the global markets we serve, offering both premium and mid-tier products for each region to meet customer needs.
The Company's products are used in many types of environments including: factories and warehouses, distribution centers, office buildings, public venues such as arenas and stadiums, office buildings, schools and universities, hospitals and clinics, and more. The Company markets its offerings under the following brands: Tennant®, Nobles®, Alfa Uma Empresa Tennant™, IPC, Gaomei and Rongen brands as well as private label brands. The Company has a portfolio of differentiated technology solutions that includes IRIS® as an asset management solution, ec-H2O NanoClean® as a detergent-free cleaning solution, and ReadySpace® as a rapid-drying carpet cleaning technology. The Company's more than 40,000 customers include contract cleaners to whom organizations outsource facilities maintenance, as well as businesses that perform facilities maintenance themselves. The Company reaches these customers through the industry's largest direct sales and service organization and through a strong and well-supported network of authorized distributors worldwide.
Because of our size, the complexity of our products and the dynamic depth and breadth of our supply chain, it is difficult to identify companies upstream from our direct suppliers. Accordingly, we participate in several industry-wide initiatives, as described below.
In accordance with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and the related Supplements on Tin, Tantalum and Tungsten and on Gold (“OECD Guidance”) and the Rule, this report is available on our website https://investors.tennantco.com/overview/default.aspx under SEC Filings.

Conflict Minerals Policy

Tennant’s Conflict Minerals Policy is located in the Sustainability section of our website https://www.tennantco.com/en_us/about-us/sustainability.html.
Reasonable Country of Origin Inquiry
To determine whether the Company’s products contained 3TG that originated in the Democratic Republic of the Congo or an adjoining country, Tennant retained Assent Inc. (“Assent”), a third-party service provider, to assist us in reviewing the supply chain and identifying risks. The Company provided to Assent a list of potential 3TG suppliers and parts associated with the products covered by the Rule for upload to the Assent Compliance Manager (the “ACM”).
To trace materials and demonstrate transparency procured by the supply chain, Tennant utilized the Conflict Minerals Reporting Template (“CMRT”) Version 6.31 or higher to conduct a survey of all in-scope suppliers. Assent sent to the Company’s suppliers the CMRT and requested that each supplier upload to its platform a completed copy of the CMRT.
The Company’s program continues to include automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRTs. This data validation is based on questions within the declaration tab of the CMRTs, which helps identify areas that require further classification or risk assessment, as well as understand the due diligence efforts of direct suppliers. The results of this data validation contribute to the program’s health assessment and are shared with the suppliers to ensure they understand areas that require clarification or improvement. Since some suppliers may remain unresponsive to feedback, the Company tracks program gaps to account for future improvement opportunities.
Through reasonable due diligence practices, Tennant reviewed a broader set of country of origin data to determine country of origin of any 3TG in the supply chain. Based on the responses in the CMRTs, Tennant was able to determine all the possible countries from which 3TG used in its product originated. As such, Tennant was able to perform further due diligence on the source and chain of custody of the 3TG.
Due Diligence
Tennant designed its due diligence measures to conform, in all material respects, with the framework in the OECD Guidance and the related supplements. These measures align with the five steps for due diligence that are described by the OECD Guidance, and the Company continues to evaluate market expectations for data collection and reporting to achieve continuous improvement opportunities.
Due diligence requires the Company’s necessary reliance on data provided by direct suppliers and third-party audit programs. There is a risk of incomplete or inaccurate data as the process cannot be fully owned by the Company. However, through active risk identification and risk assessment, as well as continued outreach and process validation, risk gaps can be mitigated. This aligns with industry standards and market expectations for downstream companies’ due diligence.
1)Establish Strong Company Management Systems
Internal Compliance Team
Tennant has established a management system for 3TG. Our management system includes an Oversight Committee sponsored by the General Counsel, as well as management-level representatives. This group meets as needed to gauge progress, approve extraordinary spending and to coordinate communication to the Audit Committee of our Board of Directors (as applicable). Additionally, a Core Team consisting of subject matter experts, as required, meets to execute our Conflict Minerals Program. The Core Team is led by the Product Regulatory Department, which is part of the Legal Department.
Control Systems

The Company expects all suppliers to have policies and procedures in place to ensure that 3TG used in the production of the products sold to Tennant are “conflict free or responsibly sourced.” This means that the products should not contain minerals (3TG) sourced from areas that have been identified to be in the presence of widespread human rights abuses and violations of law either directly or indirectly. The Company expects direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied, including sources of 3TG that is supplied to them from indirect suppliers.
Additionally, we are a member of the Responsible Minerals Initiative (“RMI”) and, as a result, we have up-to-date information and access to developments in industry-wide initiatives.
Supplier Engagement
Tennant has a strong relationship with its direct suppliers. As an extremely important part of the supply chain, Tennant has leveraged processes and educational opportunities in order to ensure non-English speaking suppliers have access to a free platform to upload their CMRTs, help desk support, and other multilingual resources. Tennant's suppliers are able to leverage Assent’s team of supplier support specialists to ensure they receive appropriate support and understand how to properly complete a CMRT. Suppliers are provided guidance in their native language, if needed.
The Company believes that the combination of the Supplier Code of Conduct, Conflict Minerals Policy, and direct engagement with suppliers for conflict minerals training and support constitute a strong supplier engagement program.
Grievance Mechanisms
We have internal reporting options, and a third-party administered Ethics Hotline whereby employees, suppliers, and other stakeholders can report alleged violations of our policies. Anonymous reporting is available, where allowed by law.
Violations or grievances at the industry level can be reported to RMI directly as well. This can be done at http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.
Maintain Records
Tennant has a document retention schedule, and the records generated because of the Conflict Minerals Program will adhere to applicable standards.
2)Identifying & Assessing Risk in the Supply Chain
Supplier Risk Evaluation
Risks associated with direct suppliers’ due diligence processes are assessed by their declaration responses on a CMRT, which the ACM identifies automatically based on established criteria. These risks are addressed by Assent staff and members of the Company’s internal Conflict Minerals Team, who engage with suppliers to gather pertinent data and ask for corrective actions if needed, performing an overall assessment of the supplier’s conformity status, which is referred to as “conflict minerals status.”
Risks at the supplier level may include non-responsive suppliers or incomplete CMRTs. In cases where a company-level CMRT is submitted, Tennant is unable to determine if all the specified smelters/refiners were used for 3TG in the products supplied to the Company.
The ACM’s supplier risk assessment (flagging suppliers’ risk as high, medium, or low) identifies problematic suppliers in a company’s supply chain. The risk assessment is derived from the smelter/refiner validation process, which establishes risk at the smelter/refiner level via an analysis that considers multiple conflict minerals factors.
Smelters/Refiners Risk Evaluation

Risks were identified by assessing the due diligence practices and status of smelters/refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. These lists were compared to the list of smelters/refiners consolidated by the RMI to ensure that the facilities met the recognized definition of a 3TG processing facility that was operational during the 2023 calendar year.
Via the ACM, we determined if the smelter/refiner had been audited against a standard conformant with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). Tennant does not have a direct relationship with smelters/refiners and does not perform direct audits of these entities within their pre-supply chain. Smelters/refiners that are conformant to RMAP audit standards are considered to have their sourcing validated as “conflict free or responsibly sourced.” In cases where the smelter/refiner’s due diligence practices have not been audited against the RMAP standard or they are considered non-conformant by RMAP, further due diligence steps are followed to notify suppliers reporting these facilities. Smelters/refiners are actively monitored to proactively identify other risks pertaining to conflict minerals.
Each facility that meets the definition of a smelter or refiner of a 3TG mineral is assessed according to red-flag indicators defined in the OECD Guidance. Numerous factors were used to determine the level of risk that each smelter/refiner poses to the supply chain by identifying red flags. These factors include:
•Geographic proximity to Democratic Republic of the Congo or an adjoining country.
•Known mineral source country of origin.
•RMAP audit status.
•Credible evidence of unethical or conflict sourcing.
•Peer assessments conducted by credible third-party sources.
•Sanctions risks.

Risk mitigation activities are initiated whenever a supplier’s CMRT reports facilities of concern. Through Assent, suppliers with submissions that included any smelters/refiners of concern were immediately provided with feedback instructing them to take their own independent risk mitigation actions. Examples include the submission of a product-specific CMRT to better identify the connection to products that they supply to Tennant. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these smelters/refiners of concern from the supply chain.
In addition, suppliers are guided to the educational materials on mitigating the risks identified through the data collection process.
Suppliers are also evaluated on program strength, which assists in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program is based on certain questions in the CMRT related to the suppliers’ conflict minerals practices and policies.
3)Design & Implement A Strategy to Respond to Risks
Together with Assent, Tennant developed processes to assess and respond to the risks identified in the supply chain. Tennant has a risk management plan, through which the Conflict Minerals program is implemented, managed and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the conflict minerals rules and Tennant’s expectations.
Feedback on supplier submissions is given directly to suppliers and educational resources are provided to assist suppliers in corrective action methods or to improve their internal programs. Tennant engages suppliers believed to be supplying 3TG from sources that may support conflict in the countries to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD Guidance. Assent also communicates directly with smelters/refiners that have not yet been determined to be conformant with the RMAP in order to request sourcing information and encourage their involvement with the RMI program. Tennant is a signatory of this communication in accordance with the requirements of downstream companies detailed in the OECD Guidance.

4)Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
Tennant does not typically have a direct relationship with 3TG smelters/refiners and does not perform or direct audits of these entities within our supply chain. As described above, we participate in, or have direct visibility to the several industry-wide initiatives to disclose upstream companies in the supply chain.
We rely on third-party audits of smelters/refiners conducted as part of the RMAP. The RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of the conflict minerals used by smelters/refiners that agree to participate in the program. Through Tennant’s membership with the RMI, smelters/refiners have been encouraged to participate in the RMAP.
5)Report Annually on Supply Chain Due Diligence
We prepared this Conflict Minerals Report as Exhibit 1.01 to our Form SD.
Due Diligence Results
Supply Chain Outreach Results
Supply chain outreach is required to identify the upstream sources of origin of 3TG. Following the industry standard process, CMRTs are sent to and requested from direct suppliers, who are expected to follow this process until the smelter/refiner sources are identified. The following is the result of the outreach conducted by Tennant for the 2023 reporting year.
Upstream Data Transparency
Appendix A includes all smelters/refiners that suppliers listed in completed CMRTs that met the recognized definition of a 3TG processing facility and were operational during the 2023 calendar year. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters/refiners may not be able to discern exactly which company’s product lines the materials may end up in. As a result, those providing the smelters/refiners have the practice to list all smelters/refiners they may purchase from within the reporting period. Therefore, the smelters/refiners (as sources) listed in Appendix A are likely to be more comprehensive than the list of smelters/refiners which processed the 3TG contained in Tennant’s products.
Suppliers that identified these specific smelters/refiners of concern on their CMRT were contacted in accordance with the OECD Guidance, as stipulated in the previous sections.

Status	Number of identified smelters/refiners
RMAP Conformant	225
RMAP Active	9
Not Enrolled	91
Non-Conformant	25
As part of our review, we noted that certain of our suppliers reported the presence of an entity, African Gold Refinery, that was sanctioned by the United States Department of Treasury, Office of Foreign Assets Control. As noted above, because the list of smelters/refiners on Appendix A likely includes facilities that have not actually processed the 3TG contained in Tennant’s products due to the CMRT information collection process, and the general nature of the supply chains and goods, we are unable to confirm whether this, or any, smelter or refiner is or was active in our supply chain. Tennant expects all of its suppliers to comply with sanctions law and is following-up with the suppliers that reported this refinery to have it removed from their supply chain.
Country of Origin

Appendix B includes an aggregated list of countries of origin from which the reported facilities collectively source 3TG, based on reasonable identification of country of origin data obtained via Assent’s supply chain database (or other RCOI data, in the scenario that Tennant decides to use alternative data sources). As mentioned in the above section, it is understood that overreporting might occur which could result in Appendix B having more countries than those strictly relevant to the Company’s products.
Steps to Be Taken to Mitigate Risk
For the reporting year 2024, Tennant has taken, or intends to take, the following steps to improve the due diligence conducted to further mitigate any risk that the necessary 3TG in the Company’s products could originate from Democratic Republic of the Congo or an adjoining country:
•Continue to evaluate upstream sources through a broader set of tools to evaluate risk. These include, but are not limited to:
oUsing a comprehensive smelter/refiner library with detailed status and notes for each entity.
oScanning for verifiable media sources on each smelter/refiner to flag risk issues.
oComparing the list of smelters/refiners against government watch and denied parties lists.
•Engage with suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TG.
•Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers.
•Continue to include a conflict minerals flow-down clause in new or renewed supplier contracts, as well as included in the terms and conditions of each purchase order issued.
•Following the OECD Guidance process increase the emphasis on clean and validated smelter/refiner information from the supply chain through feedback and detailed smelter/refiner analysis.

Appendix A: Smelter/Refiner List

Metal	Smelter/Refiner Name	Smelter/Refiner Facility Location	Smelter/Refiner ID	RMAP Audit Status
Gold	Advanced Chemical Company	United States Of America	CID000015	Active
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	Boliden AB	Sweden	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Gold	Chugai Mining	Japan	CID000264	Conformant
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	Conformant

Gold	Materion	United States Of America	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant
Gold	Torecom	Korea, Republic Of	CID001955	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Non Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Non Conformant
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant
Gold	SAAMP	France	CID002761	Non Conformant
Gold	L'Orfebre S.A.	Andorra	CID002762	Conformant

Gold	8853 S.p.A.	Italy	CID002763	Non Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Gold	Bangalore Refinery	India	CID002863	Active
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	Outreach Required
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	Outreach Required
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required

Gold	Morris and Watson	New Zealand	CID002282	Outreach Required
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	Outreach Required
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Gold	Marsam Metals	Brazil	CID002606	Non Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Non Conformant
Gold	Sai Refinery	India	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required
Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed

Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Sovereign Metals	India	CID003383	Outreach Required
Gold	Augmont Enterprises Private Limited	India	CID003461	Non Conformant
Gold	Kundan Care Products Ltd.	India	CID003463	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	Outreach Required
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	Outreach Required
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required
Gold	Alexy Metals	United States Of America	CID003500	Non Conformant
Gold	MD Overseas	India	CID003548	Outreach Required
Gold	Metallix Refining Inc.	United States Of America	CID003557	Outreach Required
Gold	WEEEREFINING	France	CID003615	Conformant
Gold	Dongwu Gold Group	China	CID003663	Outreach Required
Gold	Sam Precious Metals	United Arab Emirates	CID003666	Outreach Required
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Conformant
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506	Active
Gold	Impala Refineries – Base Metals Refinery (BMR)	South Africa	CID004604	Active
Gold	Impala Rustenburg	South Africa	CID004610	Active
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Tantalum	AMG Brasil	Brazil	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tantalum	QuantumClean	United States Of America	CID001508	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Tantalum	Telex Metals	United States Of America	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant

Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Tin	Alpha	United States Of America	CID000292	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Tin	Dowa	Japan	CID000402	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Tin	PT Timah Nusantara	Indonesia	CID001486	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Conformant
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant
Tin	Thaisarco	Thailand	CID001898	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Tin	Aurubis Berango	Spain	CID002774	Conformant

Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379	Non Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant
Tin	CRM Synergies	Spain	CID003524	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant
Tin	DS Myanmar	Myanmar	CID003831	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed
Tin	PT Bangka Tin Industry	Indonesia	CID001419	Active
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Conformant
Tin	PT Panca Mega Persada	Indonesia	CID001457	Outreach Required
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required

Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	Communication Suspended - Not Interested
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	Super Ligas	Brazil	CID002756	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Conformant
Tin	Precious Minerals and Smelting Limited	India	CID003409	Active
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434	In Communication
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403	Active
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed

Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review - Unable to Proceed
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	Outreach Required
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034	Outreach Required
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060	Outreach Required
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430	Conformant
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619	Active
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	CID004056	Outreach Required

Appendix B: Countries of Origin

Country of Origin
Albania	Ecuador	Kyrgyzstan	Saudi Arabia
Andorra	Egypt	Liberia	Senegal
Angola	El Salvador	Liechtenstein	Serbia
Argentina	Eritrea	Lithuania	Sierra Leone
Armenia	Estonia	Luxembourg	Singapore
Australia	Ethiopia	Madagascar	Slovakia
Austria	Fiji	Malaysia	Solomon Islands
Azerbaijan	Finland	Mali	South Africa
Belarus	France	Mauritania	South Sudan
Belgium	Georgia	Mexico	Spain
Benin	Germany	Mongolia	Sudan
Bermuda	Ghana	Morocco	Suriname
Bolivia (Plurinational State of)	Guam	Mozambique	Sweden
Botswana	Guatemala	Myanmar	Switzerland
Brazil	Guinea	Namibia	Taiwan
Bulgaria	Guyana	Netherlands	Tajikistan
Burkina Faso	Honduras	New Zealand	Tanzania
Burundi	Hong Kong	Nicaragua	Thailand
Cambodia	Hungary	Niger	Togo
Canada	India	Nigeria	Turkey
Central African Republic	Indonesia	Norway	Uganda
Chile	Ireland	Oman	United Arab Emirates
China	Israel	Panama	United Kingdom
Colombia	Italy	Papua New Guinea	United States of America
Congo	Ivory Coast	Peru	Uruguay
Cyprus	Japan	Philippines	Uzbekistan
Democratic Republic of Congo	Jersey	Poland	Vietnam
Djibouti	Kazakhstan	Portugal	Zambia
Dominica	Kenya	Russian Federation
Dominican Republic	Korea	Rwanda